POWER OF ATTORNEY

The person whose signature appears below hereby constitutes and appoints Steven C. Ramsey, Lynne Johnson, and Rebecca Greenwood, and each of them individually, as his true and lawful attorneys-in-fact with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all SEC Forms 3, 4, and 5 relating to the undersigned’s ownership of, directly or indirectly, of the securities of Immucor, Inc., and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to make filings on Forms 3, 4 and 5 relating to the undersigned’s ownership of the securities of Immucor, Inc., unless earlier revoked by the undersigned in a writing signed and delivered to the attorneys-in-fact named above.

Signature

/s/ Edward L. Gallup
Edward L. Gallup

November 2, 2004
Date